Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Universal Display Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-170398, 333-166739, 333-165575, 333-163024, 333-159081, 333-157926, 333-155212, 333-150818, 333-149731, 333-147281, 333-142825, 333-141369, 333-138732, 333-134022, 333-131515, 333-129745, 333-120737, 333-124306, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-48810, 333-40760, and 333-27901) on Form S-3 and the registration statements (Nos. 333-198060, 333-159083, 333-159082, 333-112067, and 333-92649) on Form S-8 of Universal Display Corporation of our reports dated February 18, 2021, with respect to the consolidated balance sheets of Universal Display Corporation as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Universal Display Corporation.

Our report refers to a change in the accounting methods for revenue and leases.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 18, 2021